                                                                   EXHIBIT 10.4

                             WOLVERINE TUBE, INC.
                           LONG-TERM INCENTIVE PLAN

The Wolverine Tube, Inc. Long-Term Incentive Plan (the LTIP) is designed to reward selected senior executives for sustained, outstanding, company-wide performance over four-year periods.

PARTICIPATION

This plan applies to the Chief Executive Officer (CEO) and selected senior executives whom the CEO shall designate and who are approved for participation by the Compensation Committee and the Board of Directors of the company.

INCENTIVE BASIS

The plan is composed of one element: Earnings Before Interest and Taxes (EBIT) Return on Total Capital (ROTC), with Total Capital defined as the sum of average Shareholders' Equity plus Long and Short-Term Debt and Notes Payable. The LTIP performance goal will be set at the beginning of each four-year performance period and progress toward this goal will be announced periodically.

MEASUREMENT

The company's ROTC will be measured annually and, for purposes of the LTIP, averaged over the full, four-year performance period to produce a single number which is the simple average ROTC for the entire LTIP period. Each LTIP performance period will be four years, and new LTIPs will begin at the start of every fiscal year. Hence, the overall program has an overlapping or "rolling plans" structure, with a new plan rolling out every year.

The LTIP will begin accumulating funds for payout once Wolverine's average ROTC for the four-year period from fiscal year 1996 through 1999 exceeds 16%.
Target LTIP payments will be earned at 21% average ROTC for the full period, and payments which are double the size of target awards will be earned at 26% average ROTC. All performance points between 16%, 21% and 26% ROTC will have differing payout values which should be mathematically interpolated. For results above 26%, the same mathematical interpolation technique should be used to determine the payout values, since the program is not capped.

INDIVIDUAL AND AGGREGATE EARNINGS OPPORTUNITIES UNDER THE LTIP

According to the formula described immediately above, the executive participants in the LTIP will earn threshold payments at 16% average ROTC, target payments at 21%, and twice target at 26%. Opportunities, expressed as a percent of the individual's average salary for the full four-year period is as shown below:


                         PAYMENT PERCENT OF SALARY AT:
                         -----------------------------
                THRESHOLD               TARGET          TWICE TARGET
                ---------               ------          ------------
                  30.5%                 40.0%              80.0%

PAYMENT

Payments will be made as soon as is practical after the company's audited financial statements have been prepared after the close of the fourth fiscal year in the LTIP performance period. The payments will be made fully in cash.















                                      -2-